RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SIEBERT FINANCIAL CORP.

       Under Section 807 of the New York Business Corporation Law ("BCL")

                     --------------------------------------

         SIEBERT FINANCIAL CORP., a corporation organized and existing under the laws of the State of New York, hereby certifies as follows:

                  1.   The name of the  Corporation is SIEBERT  FINANCIAL  CORP.
(the "Corporation"). The name under which the Corporation was originally incorporated was MICHAELS & CO., INC. The Corporation's original Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on the 9th day of April, 1934.

                  2. This Restated Certificate of Incorporation restates and integrates and further amends, in accordance with the provisions of the BCL, the Certificate of Incorporation of the Corporation (the "Certificate") as follows:

                  (a) Paragraph SECOND of the Certificate, setting forth the purposes for the formation of the Corporation, is hereby deleted in its entirety and is replaced by the following language:


                       SECOND: The Corporation has been formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law; however, the Corporation will not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.


                  (b) Paragraph FIFTH of the Certificate, setting forth the principal office of the Corporation and its address for service of process, is hereby deleted in its entirety and is replaced by the following language:


                       FIFTH: The principal office of the Corporation shall be located in the City and State of New York, in the County of New York.


                  (c) Paragraph SEVENTH of the Certificate, relating to number and qualifications of directors of the Corporation, is hereby deleted in its entirety and is replaced by the following language:


                       SEVENTH: The Secretary of State is designated as the agent of the

                       Corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is 885 Third Avenue, Suite 1720, New York, New York 10022.


                  (d) Paragraph EIGHTH of the Certificate, setting forth the names and addresses of the initial directors of the Corporation,
         Paragraph NINTH of the Certificate, setting forth certain qualifications of directors of the Corporation, Paragraph TENTH of the Certificate, setting forth the initial shareholders of the Corporation, and Paragraph ELEVENTH of the Certificate, designating the Secretary of State as the agent for service of process, are hereby deleted in their entirety. Paragraph TWELFTH of the Certificate, relating to contracts entered into by the Corporation, is hereby redesignated as Paragraph EIGHTH of the Certificate.

                  (e) A new Paragraph NINTH, providing for the indemnification of directors of the Corporation, is hereby added to the Certificate to read as follows:


                       NINTH: The liability to the Corporation and its shareholders of each and every person who is at any time a director of the Corporation, in such person's capacity as such director, is, and shall be, limited and eliminated to the full extent permitted by law (as now or hereafter in effect). Any repeal or modification of this Paragraph shall not adversely affect any right or protection of any person existing at the time of such appeal or modification.


                  (f) New paragraphs TENTH through FIFTEENTH, providing for the "opting in" by the Corporation to certain provisions of the recently amended BCL, are hereby added to the Certificate to read as follows:


                       TENTH: Effective February 22, 1998, whenever the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent, setting forth the action so taken and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                       ELEVENTH: Effective February 22, 1998, any amendment hereto which changes or strikes out a provision permitted by BCL Section 709 shall be authorized by a majority of the votes of all outstanding shares entitled to vote thereon.

                       TWELFTH: Effective February 22, 1998, the Corporation may lend money to or guarantee the obligation of a director of the Corporation if the


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


                       Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the loan or guarantee or a general plan authorizing loans or guarantees.

                       THIRTEENTH: Effective February 22, 1998, any plan of merger or consolidation adopted by the Board of Directors of the Corporation pursuant to Section 902 of the BCL shall be adopted by the holders of a majority of all outstanding shares entitled to vote thereon.

                       FOURTEENTH: Effective February 22, 1998, a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation pursuant to Section 909 of the BCL shall be approved by the holders of a majority of all outstanding shares entitled to vote thereon.

                       FIFTEENTH: Effective February 22, 1998, any dissolution of the Corporation shall be authorized by a majority of the votes of all outstanding shares entitled to vote thereon.


                  3. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is hereby restated, integrated and further amended to read in its entirety as follows:


                          CERTIFICATE OF INCORPORATION

                                       OF

                             SIEBERT FINANCIAL CORP.

       Under Section 402 of the New York Business Corporation Law ("BCL")

                   -------------------------------------------


                  FIRST:       The name of the Corporation is SIEBERT  FINANCIAL
CORP. (hereinafter referred to as the "Corporation").

                  SECOND: The Corporation has been formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the New York Business Corporation Law; however, the Corporation will not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD:       The aggregate number of shares of stock which the
Corporation shall have the authority to issue is forty-nine million (49,000,000) shares, of one class only which shares shall be designated Common Stock, each such share having a par value of $.01.

                  Upon  the  effective  date  (the  "Effective   Date")  of  the
amendment to this Certificate


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


of Incorporation effecting a one-for-seven reverse stock split (the "Reverse Stock Split"), each of the Corporation's shares of common stock, par value $.01 per share, outstanding prior to the Effective Date (the "Old Shares") shall be converted into and exchanged for one-seventh of one share of the Corporation's common stock, par value $.01 per share (the "New Shares"). No fractional shares of stock shall be issued in connection with the Reverse Stock Split, but in lieu thereof, each holder of Old Shares who would otherwise be entitled to receive a fraction of a share of New Shares shall have the number of shares rounded up to the nearest whole shares of New Shares. After the Effective Date, holders of the Old Shares shall not be entitled to receive dividends or to vote or exercise any rights as shareholders of the Corporation until certificates representing shares of J. Michaels, Inc. common stock, par value $1.00 per share, are surrendered and exchanged for certificates representing New Shares, but upon such surrender, any dividends not theretofore paid because of this provision shall then be paid without interest.

                  FOURTH: No holder of shares of stock of the Corporation of any class shall have any preemptive right to subscribe for or purchase any
(a) shares of stock of any class now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of stock; or (b) options or warrants evidencing rights to subscribe for or purchase any such shares, notes, debentures, bonds or securities; PROVIDED, HOWEVER, that the foregoing provision shall not be deemed to impair any conversion rights hereafter granted by the Corporation as permitted by law.

                  FIFTH:       The principal office of the Corporation  shall be
located in the City and State of New York, in the County of New York.

                  SIXTH:       Its duration is to be perpetual.

                  SEVENTH: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is 885 Third Avenue, Suite 1720, New York, New York 10022.

                  EIGHTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors and/or officers of the Corporation is or are interested in, or is a director or officer or are directors or officers of such other corporation, and any director or directors, officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by the fact that any director or directors, officer or officers of the Corporation is a party or are parties to, or interested in such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who is or may become a director and/or officer of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.

                  NINTH:       The   liability  to  the   Corporation   and  its
shareholders of each and


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


every person who is at any time a director of the Corporation, in such person's capacity as such director, is, and shall be, limited and eliminated to the full extent permitted by law (as now or hereafter in effect). Any repeal or modification of this Paragraph shall not adversely affect any right or protection of any person existing at the time of such appeal or modification.

                  TENTH:       Effective   February  22,   1998,   whenever  the
shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent, setting forth the action so taken and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  ELEVENTH: Effective February 22, 1998, any amendment hereto which changes or strikes out a provision permitted by BCL Section 709 shall be authorized by a majority of the votes of all outstanding shares entitled to vote thereon.

                  TWELFTH: Effective February 22, 1998, the Corporation may lend money to or guarantee the obligation of a director of the Corporation if the Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the loan or guarantee or a general plan authorizing loans or guarantees.

                  THIRTEENTH: Effective February 22, 1998, any plan of merger or consolidation adopted by the Board of Directors of the Corporation pursuant to Section 902 of the BCL shall be adopted by the holders of a majority of all outstanding shares entitled to vote thereon.

                  FOURTEENTH: Effective February 22, 1998, a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation pursuant to Section 909 of the BCL shall be approved by the holders of a majority of all outstanding shares entitled to vote thereon.

                  FIFTEENTH:   Effective  February 22, 1998, any  dissolution of
the Corporation shall be authorized by a majority of the votes of all outstanding shares entitled to vote thereon.

                  SIXTEENTH: This Amended and Restated Certificate of Incorporation was authorized by (i) the unanimous vote of the Board of Directors of the Corporation and (ii) a vote of the shareholders of the Corporation in accordance with Section 803(a) of the BCL and the applicable provisions of
Section 807 of the BCL.


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


                  IN WITNESS WHEREOF, we have subscribed and acknowledged this Certificate this 29 day of December, 1997.




                                             /s/ Muriel F. Siebert
                                             ---------------------
                                                 Muriel F. Siebert



                                             /s/ Daniel Iesu
                                             ----------------------
                                                 Daniel Iesu



STATE OF NEW YORK
                             ss:
COUNTY OF NEW YORK


         On this 29 day of December, 1997, before me personally came MURIEL F. SIEBERT and DANIEL IESU, to me known and known to me to be the individuals described in and who executed the foregoing instrument and acknowledged to me that they executed the same.



                                             /s/ Frances S. Burns
                                             ---------------------------
                                                    NOTARY PUBLIC


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


STATE OF NEW YORK
                             ss:
COUNTY OF NEW YORK



         MURIEL F. SIEBERT and DANIEL IESU, being duly sworn, depose and say, and each for herself or himself, respectively deposes and says:

         That she, MURIEL F. SIEBERT, is the President of SIEBERT FINANCIAL CORP.; that he, DANIEL IESU, is the Secretary thereof; and that they have been authorized to execute and file the foregoing certificate by a resolution of the board of directors of said Corporation, adopted at directors' meetings duly called and held on October 7 and November 6, 1997.




                                             /s/ Muriel F. Siebert
                                             ---------------------
                                                 Muriel F. Siebert


                                             /s/ Daniel Iesu
                                             ---------------------
                                                 Daniel Iesu



Subscribed and sworn to
before me this 29 day
of December, 1997.

/s/ Frances S. Burns
----------------------------

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